Exhibit 99.B(h)(18)

SIXTH AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

THIS SIXTH AMENDMENT (this “Amendment”) to the Securities Lending Agency Agreement is dated as of February 29, 2016, by and between the series listed on Schedule 1 to the Agreement of PNC Funds, an investment company organized under the laws of Delaware (each, a “Fund” and together, the “Funds”), and Brown Brothers Harriman & Co. (“BBH&Co.”).

Reference is made to the Securities Lending Agency Agreement dated as of August 24, 2011 by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.                                    Amendments to the Agreement

1.                                      Effective as of February 29, 2016, the Agreement Schedule 1 of the Agreement is hereby amended and restated to reflect the inclusion of PNC International Growth Fund. Schedule 1 as amended is attached hereto.

B.                                    Miscellaneous

1.                                      Other than as amended hereby, the Agreement remains unchanged and in full force and effect.  The Fund hereby ratifies and affirms all terms and provisions of the Agreement, as amended to date and hereby.

2.                                      This Amendment shall be governed in accordance with the terms set forth in Section 26 of the Agreement.

3.                                      This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

PNC FUNDS, ON BEHALF OF EACH OF THE SERIES/PORTFOLIOS LISTED ON SCHEDULE 1		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Jennifer E. Spratley	By:	/s/ Thomas Poppey
Name:	Jennifer E. Spratley	Name:	Thomas Poppey
Title:	President	Title:	Senior Vice President

SCHEDULE 1

Series/Portfolio	Available Securities
PNC BALANCED ALLOCATION FUND	*
PNC BOND FUND	*
PNC GOVERNMENT MORTGAGE FUND	*
PNC HIGH YIELD BOND FUND	*
PNC INTERMEDIATE BOND FUND	*
PNC INTERNATIONAL EQUITY FUND (PNC)	*
PNC INTERNATIONAL EQUITY FUND (POLARIS)	*
PNC INTERNATIONAL GROWTH FUND	*
PNC LARGE CAP CORE FUND	*
PNC LARGE CAP GROWTH FUND	*
PNC LARGE CAP VALUE FUND	*
PNC LIMITED MATURITY BOND FUND	*
PNC MID CAP FUND	*
PNC MID CAP INDEX FUND	*
PNC MULTI-FACTOR SMALL CAP CORE FUND	*
PNC MULTI-FACTOR SMALL CAP GROWTH FUND	*
PNC MULTI-FACTOR SMALL CAP VALUE FUND	*
PNC RETIREMENT INCOME FUND	*
PNC S&P 500 INDEX FUND	*
PNC SMALL CAP FUND	*
PNC SMALL CAP INDEX FUND	*
PNC TARGET 2020 FUND	*
PNC TARGET 2030 FUND	*

PNC TARGET 2040 FUND	*
PNC TARGET 2050 FUND	*
PNC TOTAL RETURN ADVANTAGE FUND	*
PNC ULTRA SHORT BOND FUND	*

* All Securities held in custody with the Funds’ custodian (or subcustodians).